UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

KKR Infrastructure Conglomerate LLC
(Exact name of registrant as specified in its charter)
Delaware	000-56484	92-0477563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities.

On June 1, 2023, KKR Infrastructure Conglomerate LLC (the “Company”) issued and sold the following unregistered shares (the “Investor Shares”) of the Company to third party investors for cash:

Class	Number of Shares Sold	Aggregate Consideration
Class U Shares	5,012,360	$126,351,980*
Class R Shares	2,957,453	$73,936,315

* Includes sales load and dealer manager fees of $1,043,460.

In addition, on June 1, 2023 and June 2, 2023, the Company issued to KKR Alternative Assets LLC (an indirect subsidiary of KKR & Co. Inc.) a total of 17,760,519 Class E Shares of the Company at $25.00 per Class E Share in exchange for the contribution to the Company of ownership interests in (i) Refresco Group B.V., a beverage contract manufacturer, (ii) Albioma SA, a renewable energy producer and (iii) Pembina Gas Infrastructure Inc., a midstream platform.

The offer and sale of the Investor Shares and the Class E Shares were exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2), including Regulation D (for sales to accredited investors) and/or Regulation S (for sales to non-U.S. investors outside the United States) thereunder.

Item 5.06	Change in Shell Company Status.

On June 1, 2023, the Company ceased being a shell company upon the contribution of the ownership interests described in Item 3.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Infrastructure Conglomerate LLC

By:	/s/ Jason Carss
Name:	Jason Carss
Title:	General Counsel & Secretary

Date:	June 7, 2023